                                                                EXHIBIT 10.25


                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT is made and entered into effective as of the 7th day of March, l996, by and between Old American County Mutual Fire Insurance Company (hereinafter referred to as "Sublessor") and Oral Health Concepts, Inc. (hereinafter referred to as "Sublessee").

                             W I T N E S S E T H:

         For and in consideration of the rents, covenants, agreements and conditions herein contained, Sublessor and Sublessee hereby agree as follows:

         1. Demised Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, for the term and upon the conditions hereinafter set forth, that portion of the Third floor of the building (hereinafter referred to as the "Building") at 4201 Spring Valley Road, which is outlined in red on the floor plan attached hereto as Exhibit A and incorporated herein by this reference (hereinafter referred to as the "Subleased Premises"). The parties believe the net rentable area covered by this Sublease to be 12,968 RSF.

         2. Prime Lease. Reference is made to the Lease Agreement and subsequent amendments, modifications, ratifications, and extensions attached hereto as Exhibit B and incorporated herein by reference, hereinafter referred to as the "Prime Lease" dated January 21, 1985, between Government Employees Insurance Company (hereinafter referred to as "Lessor") and Sublessor, as Lessee, pursuant to which Sublessor has leased the Subleased Premises from Lessor. Except as otherwise expressly provided herein, (a) this Sublease is subject to and made upon all of the terms, covenants and conditions of the Prime Lease (except paragraphs as noted in Attachment "A" (I)) to the extent the same relate to the Subleased Premises, with the same force and effect as if such terms, covenants and conditions were fully set forth herein, (b) all of the terms, covenants and conditions which Sublessor is bound to comply with under the Prime Lease shall be binding upon Sublessee hereunder to the extent the same relate to the Subleased Premises and Sublessee shall perform all obligations of Sublessor under the Prime Lease relating to the Subleased Premises during the term of this Sublease. The Sublessee agrees to be bound to the Sublessor by all the terms of the Lease and to assume toward Sublessor and to perform all of the obligations and responsibilities that Sublessor, by the Lease, assumes toward the Landlord under the Lease with respect to the Premises. The relationship between Sublessee and Sublessor under the Sublease shall be the same as between the Sublessor and Landlord under the Lease. Notwithstanding anything to the contrary contained in the Lease or contained in this Sublease, Sublessor alone shall be entitled to exercise those rights and privileges, shall continue to be solely responsible for, and shall timely discharge or otherwise satisfy, all of the obligations and responsibilities of the "Tenant" pursuant to the terms, provisions and conditions of the Prime Lease, and (c) all of the rights and privileges of Sublessor under the Prime Lease, except those specifically excluded pursuant to paragraph 2(A) above, shall inure to the benefit of Sublessee via Sublessor to the extent the same relate to the Subleased Premises. It is the intention of the parties hereto that, except as otherwise expressly provided in this Sublease, the relationship between Sublessor and Sublessee shall be governed by the provisions of the Prime Lease as if they had been typed out in full in this Sublease and Sublessor were the party named as "Lessor" under the Prime Lease and Sublessee were the party named as "Lessee" under the Prime Lease. Thus, for example, in the event that Sublessee fails to make timely payment of any monthly installment of rent when due and payable hereunder, or fails to perform or violates any of the other conditions, covenants or agreements herein made by Sublessee, the respective rights and duties of Sublessor and Sublessee hereunder shall be determined by the Prime Lease, with the terms "Sublessor" substituted for the term "Lessor" or "Landlord" wherever those terms appear in said paragraphs and the term "Sublessee" substituted for the term "Lessee" or "Tenant" wherever those terms appear in said Prime Lease.

         3. Rents. Sublessee shall pay to Sublessor, as monthly basic rent for the Subleased Premises during the Term of this Sublease (as hereinafter defined), $12,697.83, the first full monthly payment to be made upon the execution of this Sublease and all subsequent monthly payments to be made in advance, on or before the first day of each calendar month. During any portion of the Term hereof which is for less than one (1) month Sublessee's rental obligation shall be a pro rata portion of the monthly payment provided for herein. All payments hereunder shall be paid at the office Sublessor, or to such other party or at such other address as Sublessor may designate from time to time by written notice to Sublessee, without demand and without deduction, setoff or counterclaim. If Sublessor shall at any time accept such rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions or constitute or be construed as a waiver of any or all of Sublessor's rights hereunder.

         4.      Adjustments of Basic Rent.

                (a) In the event that the operating expenses payable by Sublessor to Lessor under the Prime Lease are increased pursuant to the Prime Lease, Sublessee shall pay Sublessee's proportionate share of such increase to Sublessor as additional rent hereunder. Sublessor and Sublessee agree that, for purposes of this Section 4(a), Sublessee's proportionate share of such increase shall be that portion of such increase that bears the same proportion to the total increase in operating expense payable by Sublessor as the net rentable area then subject to this Sublease bears to the total net rentable area then subject to the Prime Lease.

                 (b) All additional amounts Payable by Sublessee to Sublessor pursuant to this Article 4 shall be paid to Sublessor within five (5) days after Sublessor submits to Sublessee a notice that such amount is due hereunder.

         5. Security Deposit. Upon execution of this Sublease, Sublessee shall deposit with Sublessor the sum of twelve thousand six hundred ninety seven and 83/100 Dollars, ($12,697.83) as a security deposit hereunder for the full and faithful performance by Sublessee of all of its obligations hereunder. In the event of any default by Sublessee in the performance of any of its obligations under this Sublease, Sublessor shall have the right to appropriate all or any portion of the security deposit as may be necessary to compensate Sublessor for any unpaid rent or other amounts or damages due hereunder. Upon such application of the security deposit by Sublessor, Sublessee shall, within five (5) days after written notice thereof by Sublessor, pay to Sublessor such amount as is necessary to restore the deposit to its original amount, and Sublessee's failure to do so shall be a default under this Sublease. Within ten
(10) days after the expiration or termination of the term of this Sublease, Sublessor shall return to Sublessee, without payment of interest, the security deposit less such portion thereof as Sublessor shall have appropriated on account of any default by Sublessee hereunder.

         6. Term. The term of this Sublease shall be for a period of 4 years, and 0 months, commencing on April 1, 1996 (the "commencement date") and terminating on December 21, 1999.

         7. Condition of Subleased Premises. Sublessee hereby agrees to accept the Premises in "AS IS" condition as of the Commencement Date of the Term of this Sublease. (See Attachment A(2).)

         8. Use. Sublessee agrees to use the Premises solely for general office purposes and consistent with any restriction contained in the Prime Lease.

         9. Attornment. In the event of cancellation or termination of the Lease before the expiration date of this Sublease or any extensions or renewals hereof, or in the event of the surrender of the Lease, whether voluntarily, involuntarily or by operation of law, the Sublessee, at the option of the Landlord exercisable in Landlord's sole and absolute discretion, shall make full and complete attornment to the Landlord for the balance of the Term of this Sublease, including any extensions and renewals hereof, based on the same covenants and conditions of this Sublease, so as to establish, direct privity of estate and contract between the Landlord and the Sublessee, with the same force and effect as though this Sublease was originally made directly between the Landlord and the Sublessee. The Sublessee shall thereafter make all rent payments directly to the Landlord. The Landlord will only then become the Sublessor under this Sublease.

         10. No Duty on Part of Landlord. Sublessee expressly recognizes, acknowledges and agrees that Landlord shall have no direct duty towards Sublessee with regard to the performance of any covenant to be performed by Landlord under the Lease.

         11. Lease Provisions. Sublessor shall not be liable for and Sublessee will indemnify and save harmless Sublessor of and from all fines, suits, claims, demands, losses and actions (including attorneys fees) for any injury to person or damage to or loss of property on or about the subleased premises caused by any actual or alleged act, omission, negligence or misconduct or breach of this lease by Sublessee, its agents, employees, subtenants, invitees or by any other person entering the building, subleased premises, or related facilities under the express or implied invitation of Sublessee, or arising out of Sublessee's use of the building, the subleased premises, or related facilities. Sublessor shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition, or order of any governmental body or authority, by other tenants of the building or related facilities or any other matter beyond control of Sublessor, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the building, the subleased premises, or related facilities, or failure to inspect, maintain or make repairs to the subleased premises.

         Further, Sublessee agrees and acknowledges that Sublessor has no duty to inspect, maintain, or repair the subleased premises.

         However, Sublessor will actively communicate to Government Employees Insurance Company (GEICO) any issues regarding repairs or maintenance to the subleased premises which are applicable to GEICO as duties and responsibilities of the owner of the building under the Prime Lease.

         12. Assignment and Subletting. Sublessee shall neither assign the Sublease or the Lease, nor sublease all or any part of the Premises without the prior written consent of Sublessor and Landlord, whose consent shall not be unreasonably withheld. The Lease and Landlord's rights thereunder may be assigned, in whole or in part, by Landlord.

         13.     Miscellaneous Provisions.

                 (a) Sublessee shall indemnify and hold Sublessor and Landlord harmless from and against any and all loss, liability, cost or expense (including attorney's fees) incurred by Sublessor by reason of any failure of Sublessee to perform its obligations hereunder.

                 (b) Sublessee acknowledges receipt and acceptance of a true copy of the Prime Lease.

                 (c) Notwithstanding to the contrary contained in this Sublease, Sublessor shall in all events remain fully and completely liable under the Lease and shall be relieved of no liability whatsoever hereby.

                 (d) This Sublease shall be governed by and construed in accordance with the laws of the State of Texas stipulated in the Prime Lease.

                 (e) This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 (f) This Sublease constitutes the entire agreement between the parties with respect to the Sublease of the Subleased Premises.

                 (g) This Sublease is expressly subject to and conditioned upon Sublessor securing the written consent of Lessor under the Prime Lease, to this Sublease.

    IN WITNESS WHEREOF, the undersigned have executed this Sublease Agreement as of the day and year first above written.

SUBLESSOR: /s/ ROBERT C. REINARZ        SUBLESSEE: /s/ WARREN F. MELAMED
           ---------------------                   ---------------------
             Robert C. Reinarz                       Warren F. Melamed

/s/ R.F. TROSIN                         /s/ CHRISTOPHER C. LEIGHTON
--------------------------------        --------------------------------
WITNESS: R.F. Trosin                    WITNESS: Christopher C. Leighton

/s/ THOMAS A. MCCALL                    /s/ ROY D. SMITH
--------------------------------        --------------------------------
WITNESS: Thomas A. McCall               WITNESS: Roy D. Smith

    The undersigned Lessor under the Prime Lease dated January 21, 1985 between Lessor and Sublessor hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease Agreement. This consent shall apply only to this Sublease and shall not be deemed to be consent to any other Sublease.


CONSENTED TO:

LANDLORD:  /s/ STEPHEN J. MARTZ
           --------------------
             Stephen J. Martz

/s/ JUDITY M. ERTTER                    3/22/96
----------------------------            -----------------
WITNESS: Judity M. Ertter               DATE:

----------------------------
WITNESS:

                                 ATTACHMENT 'A'

1. Exclusions: Sublessor or Landlord shall not extend to, nor is Sublessee entitled to, any rights and privileges contained in the Prime Lease which includes subsequent amendments, modifications, ratifications, and extensions which deal with renewal options, expansion options, finish allowance (other than contained in this Sublease Agreement), parking privileges (other than contained in this Sublease Agreement), or building signage provisions. Other rights and privileges granted Sublessor by Landlord not pertaining to this Sublease do not inure to the benefit of the Sublessee.

2. Retrofit Allowance: Sublessor will, at his cost and expense, patch the carpet, paint where needed, repair the ceiling grid and generally clean the 3,773 R.S.F. portion of the Subleased Premises outlined on Attachment "B".

3. Right to Sublet: Sublessee shall have the right to sublet any or all portions of the premises. Sublessor's and landlord's consent not unreasonably withheld.

4. Free Rent: The first three (3) months rent shall be abated on the 3,773 R.S.F. portion of the Subleased Premises outlined on Attachment "B".

5. Furniture: Sublease shall have the first right to buy or lease any or all of the systems furniture that is currently on site (per separate agreement).

6. Parking: Sublessee shall receive eighteen (18) covered reserved parking spaces at no cost for the remainder of the sublease term.

7. Commissions: Sublessor shall pay a four and one half (4.5%) percent commission based on the total base rental due over the sublease term. Payment shall be made to Cawley International at their offices in Dallas, Texas as follows: 100% paid on April 1, 1996, or physical occupancy, whichever is later.

8. Possession: Sublessor shall make every reasonable effort to vacate premises no later than Sunday, March 24, 1996, to allow Sublessee to begin retrofit.

9. Voluntary Termination: Sublessor agrees not to voluntarily terminate that portion of the space covered in this Sublease Agreement and outlined in the attached Exhibit "A" prior to the end of the Prime Lease Term for reasons other than force majeure, condemnation, fire and elements out of the control of the Sublessor.

                                 ATTACHMENT "B"

                                 RETROFIT AREA

                                     [MAP]

                                  EXHIBIT "A"

                                     [MAP]

                                  EXHIBIT "B"

        The attached items which comprise this Exhibit "B" constitute and define the Prime Lease as referenced in paragraph 2 of this Sublease Agreement:

        A. Tenant and Midway Development company ("Midway") entered into that certain Office Lease Agreement (the "Original Lease") dated as of January 21, 1985, in connection with approximately 15,229 square feet of office space in what was then known as the Metropolitan Building, which is now known as the GEICO Building, 4201 Spring Valley Road, Suite 1200, Dallas, Texas, and hereinafter referred to as the "Building".

        B. On or about January 21, 1988, Tenant and Midway entered into one certain Amendment ("Amendment"), which was an amendment to the Original Lease.

        C. On or about November 21, 1989, the Tenant and Midway entered into one certain Second Amendment (the "Second Amendment"), which was a further amendment to the Original Lease.

        D. On or about March 28, 1990, the Tenant and Landlord entered into one certain third Amendment (the "Third Amendment"), which was a further amendment to the Original Lease.

        E. On or about September 25, 1990, the Tenant and Landlord entered into one certain Modification and Ratification (the "Modification and Ratification"), which was a further amendment to the Original Lease.

        F. At the time of or subsequent to the Modification and Ratification dated September 25, 1990, the Tenant and Landlord entered into one certain Amendment Four ("Amendment Four"), which was a further amendment to the Original Lease.

        G. In August of 1991, Tenant and Landlord entered into that certain Modification and Extension of Lease Agreement ("First Extension"), which was an extension and further amendment to the Original Lease.

        H. In October of 1992, Tenant and Landlord entered into that certain Modification and Extension of Lease Agreement ("Second Extension"), which was an extension and further amendment to the Original Lease.

        I. The Original Lease, as modified by the Amendment, the Second Amendment, the Third Amendment, the Modification and Ratification, Amendment Four, the First Extension and the Second Extension, shall be hereinafter referred to as the "Lease".

        J. Landlord is the successor in interest to all of the rights and obligations of Midway pursuant to the Lease.

                                 EXHIBIT "C"

    In consideration of Sublessor Old American Fire Insurance Company entering into that certain office sublease agreement ("the sublease") dated the 8 day of March, 1996, by and between Sublessor and Oral Health Concepts Inc. ("Sublessee") and the benefits to be derived by Sublessee Oral Health Concepts, Inc. and the undersigned Monarch Dental Corporation ("Guarantor"). Guarantor hereby unconditionally guarantees to Sublessor the absolute, complete and punctual performance of the agreements of Sublessee of the agreements of Sublessee contained in the Sublease, including without limitation, the timely payment of all rent and all other sums now or hereafter owed by Sublessee to Sublessor thereunder. The obligation of Guarantor hereunder is an absolute, unconditional, continuing guarantee of payment and performance by Sublessee and will not terminate until Sublessee has paid in full all amounts owing to Sublessor and performed all of Sublessee's obligations under the Sublease.

    Sublessee hereby acknowledges and agrees that Sublessor required, as a condition to Sublessor's execution of the Sublease, that Guarantor execute this Guaranty, and Guarantor, by virtue of Guarantor's interest in and relationship with Sublessee, hereby deems it to be in Guarantor's best interested (based on sound business judgment and fact that valuable, direct benefits will be derived by Guarantor by virtue of the sublease), to execute and deliver to Sublessor this guaranty.

    Guarantor hereby acknowledges and agrees that Guarantor's liability hereunder will not be released, reduced, impaired or effected by the occurrence of any event save Sublessee's full performance, including anyone or more of the following events: Sublessor's obtaining collateral from Sublessee or any other person to secure payment or performance under the Sublease; the assumption of liability by any other person (whether as guarantor or otherwise) for payment or performances under the Sublease; the subordination, relinquishment or discharge of Sublessor's rights relating to the Sublease or any collateral described therein; a full or partial release from liability of Sublessee or any other person now or hereafter liable for payment or performance under the Sublease; the death, insolvency, bankruptcy, reorganization, disability, discharge, waiver or other exoneration of Sublessee or any other person now or hereafter liable for payment or performance under the Sublease; the assignment of Sublessor, renewal extension, modification or amendment from the time to time of the Sublease or any one or more of the terms of the Sublease; the failure, delay, waiver or refusal by Sublessor to exercise any right or remedy held by Sublessor under the Sublease or by law; the sale, encumbrance, transfer or other modification of Sublessee's interest under the Sublease; the invalidity, unenforceability or insufficiency of the entirety of or any one or more of the timers of the Sublease or any collateral securing payment or performance thereunder; or the failure of Guarantor to receive notice of any one or more of the foregoing action or events.

        Guarantor waives diligence, presentment, protest, notice or dishonor, demand for payment, notice of non-payment or non-performance, notice of acceptance of this Guaranty and all other notices of any nature in connection with the exercise of Sublessor's right under the Sublease or this Guaranty. Guarantor waives all rights to setoffs and counterclaims against Sublessor and agrees that any rights which Guarantor might now or hereafter hold against Sublessee will be subordinate, junior and inferior to all rights which Sublessor might now or hereafter hold against Sublessee.

        If Sublessor employs an attorney to represent, enforce or defend any of Sublessor's rights or remedies under this Guaranty, Guarantor shall pay all reasonable attorney's fees incurred by Sublessor in connection with such action.

        This Guaranty is an irrevocable, absolute, continuing guarantee of payment and not a guarantee of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to same due under the Sublease arising after any attempted revocation by Guarantor.

        The Guaranty is binding on Guarantor and all heirs, personal representatives, executors, successors and assigns of Guarantor and will inure to the benefits of Sublessor and all heirs, personal representatives, executors, successors and assigns of Sublessor. Guarantor consents to the assignment of all or any portion of the rights of Sublessor under the Subleases without notice to Guarantor.

        IN WITNESS WHEREOF, Guarantor has duly executed this Guarantee this 8 day of March, 1996.

                                "Guarantor"


                                /s/ WARREN F. MELAMED
                                ---------------------------------
                                Monarch Dental Corporation